QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.2

PROXY

        TORREYPINES THERAPEUTICS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [            ], 2006, at [            ] a.m., LOCAL TIME

By signing on the reverse side, the undersigned hereby appoints [    ] and [    ], and each of them acting individually, as proxies for the undersigned, with full power of substitution, to represent and vote as designated hereon all shares of common stock and preferred stock of TorreyPines Therapeutics, Inc. (the "Company" or "TorreyPines") which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at [            ], on [            ], 2006, at [            ] a.m., local time, and at any adjournment or postponement thereof, with respect to the matters set forth on the reverse side hereof.

You can revoke your proxy at any time before it is voted at the Special Meeting. You can do this in three ways. First, you can send a written, dated notice to the Secretary of TorreyPines at 11085 North Torrey Pines Road, Suite 300, La Jolla, CA 92037, stating that you would like to revoke your proxy. Second, you can complete, date and submit a new proxy card with a later date. Third, you can attend the Special Meeting and vote in person.

If the undersigned holds any of the shares of common stock or preferred stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and a joint proxy statement/prospectus dated [            ], 2006.

PLEASE ACT PROMPTLY

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED AND RETURN IT IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES. THIS ACTION WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON AT THE SPECIAL MEETING.

IF YOUR ADDRESS HAS CHANGED,
PLEASE CORRECT THE ADDRESS IN THE
SPACE PROVIDED BELOW AND RETURN
THIS PORTION IN THE ENVELOPE
PROVIDED.

        CONTINUED AND TO BE SIGNED ON REVERSE SIDE

TORREYPINES THERAPEUTICS, INC.
11085 North Torrey Pines Road, Suite 300
La Jolla, CA 92037

        YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.

Please detach along perforated line and mail in the envelope provided.
Please mark votes as in this example. ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

		FOR	AGAINST	ABSTAIN
1.	To adopt the Agreement and Plan of Merger and Reorganization, dated as of June 7, 2006, by and among Axonyx, Inc., Autobahn Acquisition, Inc., a wholly owned subsidiary of Axonyx, Inc., and TorreyPines (the "Merger Agreement"), a copy of which is attached as Annex A to the accompanying joint proxy statement/prospectus.	☐	☐	☐
2.	To adopt the proposal to change the name of the Company from "TorreyPines Therapeutics, Inc." to "TPTX, Inc." upon consummation of the merger.	☐	☐	☐
3.	To adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the adoption of the Merger Agreement.	☐	☐	☐

WHEN PROPERLY EXECUTED, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE SPECIAL MEETING AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED ABOVE, AND, IN THE DISCRETION OF ANY OF THE PERSONS APPOINTED AS PROXIES, AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
Mark box at right if you plan to attend the Special Meeting.			☐
Mark box at right if an address change has been noted on the reverse side of this card.			☐

NOTE: Please sign this proxy exactly as name appears hereon. When shares are held as joint-tenants, both should sign. When signing as attorney, administrator, trustee, guardian, or other fiduciary, please give full title as such. When signing on behalf of a corporation, please sign in the full corporate name by an authorized officer. When signing on behalf of a partnership, please sign in the full partnership name by an authorized person.

Signature of Stockholder	Signature of Stockholder
Date:	Date:

QuickLinks

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [ ], 2006, at [ ] a.m., LOCAL TIME
TORREYPINES THERAPEUTICS, INC. 11085 North Torrey Pines Road, Suite 300 La Jolla, CA 92037